Exhibit 99.1

AT VITAL IMAGES:	AT PADILLA SPEER BEARDSLEY:
Peter J. Goepfrich	Nancy A. Johnson, (612) 455-1745
Chief Financial Officer	Marian Briggs, (612) 455-1742
(952) 487-950	njohnson@psbpr.com/mbriggs@psbpr.com
www.vitalimages.com

FOR IMMEDIATE RELEASE

Vital Images Announces Second Quarter Results
Growth Reflects Enterprise Approach

Minneapolis, August 4, 2010 — Vital Images, Inc. (NASDAQ: VTAL), a leading provider of advanced visualization and analysis software, today reported financial results for the second quarter ended June 30, 2010.

Second quarter revenue was $14.0 million, compared to $13.4 million for the second quarter of 2009. Second quarter net loss was $1.6 million, or $(0.11) per diluted share, compared to a net loss of $19.6 million, or $(1.37) per diluted share, which included $18.1 million of non-cash charges representing $(1.27) per diluted share, for the second quarter of 2009.

Second quarter adjusted EBITDA (a non-GAAP measure) was $(212,000), compared to $520,000 for the second quarter of 2009. The company’s total cash and investments were $143.1 million as of June 30, 2010, compared to $143.0 million as of March 31, 2010.

“We are pleased with our year-over-year growth on the top-line,” said Michael H. Carrel, Vital Images president and chief executive officer. “While the CT market remains challenging and clearly impacted our results, we are beginning to see increased revenue from enterprise sales. Additionally, with each software release, including Vitrea Enterprise Suite 1.3 during the second quarter, we reinforce our technology leadership position in the marketplace.”

 “We are confident our cost management, strategic position and calculated investments will enable us to succeed in the market long-term.” Carrel continued, “As a result, our board of directors approved an additional stock buyback of up to $20.0 million, on top of the 566,000 shares remaining to be purchased under the previously approved plan as of June 30, 2010. As of the end of the second quarter, we had purchased 3.3 million shares for $44.6 million since 2008.”

Conference Call and Webcast

Vital Images will host a live webcast of its second quarter earnings conference call on Thursday, August 5, 2010 at 10:30 a.m. CT. The webcast can be accessed on the Vital Images website at www.vitalimages.com. An audio replay of the conference call will be available beginning at 2:00 p.m. CT on Thursday, August 5, 2010 through 5:00 p.m. CT on Thursday, August 19, 2010 by calling (888) 203-1112 and entering passcode 8046562.

About Vital Images

Vital Images, Inc. is a leading provider of advanced visualization and analysis software for physicians and healthcare specialists. The company's software provides users productivity and communication tools to improve patient care that can be accessed throughout the enterprise anytime, anywhere via the Web. Established in 1988 and headquartered in Minneapolis, Vital Images also has offices in Europe and Asia. For more information, visit www.vitalimages.com.

Vital Images® and Vitrea® are registered trademarks of Vital Images, Inc. Vital Images disclaims any proprietary interest in the marks and names of others.

Non-GAAP Information

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, the company uses adjusted EBITDA (a non-GAAP measure), which excludes certain items presented under GAAP. The company uses adjusted EBITDA to develop budgets, to assess its operating performance, to increase comparability among different periods and to serve as a measurement for incentive compensation. The company uses adjusted EBITDA even though it is not probable that the financial impact of excluded amounts will be immaterial in the future. Additionally, amounts excluded from adjusted EBITDA are managed by and are the responsibility of the company’s management. The company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the company’s results of operations from the same perspective as management and the company’s board of directors.

The method the company uses to produce non-GAAP measures is not in accordance with GAAP and may not be computed the same as similarly titled measures used by other companies. These non-GAAP results should not be considered in isolation or regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating the company’s business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon the company’s reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both the company’s financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth, challenges associated with international expansion, the ability to predict product, customer and geographic sales mix, fluctuations in interest rates, regulatory approvals, the timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, dependence on major customers, the ability to successfully manage operating costs, fluctuations in quarterly results, approval of products for reimbursement and the level of reimbursement, and other factors detailed from time to time in Vital Images’ SEC reports, including its annual report on Form 10-K for the year ended December 31, 2009. Vital Images encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and, except as may be required by law, the company undertakes no obligation to update them to reflect subsequent events or circumstances.

Vital Images, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenue:
License fees	$5,162	$4,565	$10,683	$10,559
Maintenance and services	8,165	8,371	16,969	16,932
Hardware	647	439	1,081	672
Total revenue	13,974	13,375	28,733	28,163

Cost of revenue:
License fees	1,055	558	1,972	1,528
Maintenance and services	2,549	2,268	4,896	4,645
Hardware	667	424	1,107	633
Total cost of revenue	4,271	3,250	7,975	6,806

Gross profit	9,703	10,125	20,758	21,357

Operating expenses:
Sales and marketing	5,151	5,487	10,630	10,927
Research and development	4,095	3,953	8,125	7,955
General and administrative	2,212	2,497	4,934	5,240
Asset impairment	-	3,147	-	3,147
Total operating expenses	11,458	15,084	23,689	27,269

Operating loss	(1,755)	(4,959)	(2,931)	(5,912)

Interest income	130	330	238	760
Loss before income taxes	(1,625)	(4,629)	(2,693)	(5,152)
Provision for income taxes	21	14,992	45	14,720
Net loss	$(1,646)	$(19,621)	$(2,738)	$(19,872)

Net loss per share – basic and diluted	$(0.11)	$(1.37)	$(0.19)	$(1.38)

Weighted average common shares outstanding – basic and diluted	14,419	14,288	14,376	14,402

Vital Images, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	June 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$100,757	$120,317
Marketable securities	16,347	9,673
Accounts receivable, net	12,144	12,196
Prepaid expenses and other current assets	2,516	2,686
Total current assets	131,764	144,872
Marketable securities	25,969	12,234
Property and equipment, net	4,663	5,485
Other intangible assets, net	202	382
Goodwill	9,089	9,089
Total assets	$171,687	$172,062

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,906	$2,588
Accrued compensation	2,131	3,574
Accrued royalties	804	812
Other current liabilities	1,434	1,364
Deferred revenue	15,936	15,500
Total current liabilities	23,211	23,838
Deferred revenue	921	1,033
Deferred rent	253	469
Total liabilities	24,385	25,340

Stockholders’ equity:
Preferred stock: $0.01 par value; 5,000 shares authorized; none issued or outstanding	-	-
Common stock: $0.01 par value; 40,000 shares authorized; 14,451 issued and outstanding as of June 30, 2010; and 14,330 shares issued and outstanding as of December 31, 2009	145	143
Additional paid-in capital	171,330	168,058
Accumulated deficit	(24,370)	(21,632)
Accumulated other comprehensive income	197	153
Total stockholders’ equity	147,302	146,722
Total liabilities and stockholders' equity	$171,687	$172,062

Vital Images, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Six Months Ended
	June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(2,738)	$(19,872)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,741	2,545
Amortization of identified intangibles	180	246
Asset impairment	-	3,147
Provision for doubtful accounts	66	88
Deferred income taxes	-	14,664
Amortization of discount and accretion of premium on marketable securities	4	190
Employee stock-based compensation	2,126	1,974
Amortization of deferred rent	(206)	(196)
Changes in operating assets and liabilities:
Accounts receivable	(14)	1,590
Prepaid expenses and other assets	170	248
Accounts payable	219	(1,207)
Accrued expenses and other liabilities	(1,414)	(576)
Deferred revenue	324	(1,910)
Net cash provided by operating activities	458	931

Cash flows from investing activities:
Purchases of property and equipment	(820)	(1,645)
Purchases of marketable securities	(25,369)	(16,774)
Proceeds from maturities of marketable securities	5,000	22,725
Net cash (used in) provided by investing activities	(21,189)	4,306

Cash flows from financing activities:
Repurchases of common stock	(277)	(5,757)
Proceeds from sale of common stock under stock plans	1,642	920
Payment for employee stock options tendered	(194)	-
Net cash provided by (used in) financing activities	1,171	(4,837)

Net (decrease) increase in cash and cash equivalents	(19,560)	400
Cash and cash equivalents, beginning of period	120,317	109,706
Cash and cash equivalents, end of period	$100,757	$110,106

Vital Images, Inc.
Supplemental Financial Information

Revenue Summary (dollars in thousands):

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2010		2009		2010		2009
Revenue:
License fees	$5,162		$4,565		$10,683		$10,559
Maintenance and services	8,165		8,371		16,969		16,932
Hardware	647		439		1,081		672
Total revenue	$13,974		$13,375		$28,733		$28,163

Revenue by channel and as a percent of total revenue:
Direct and other distributors	$7,389	53%	$5,826	44%	$13,928	48%	$12,381	44%
Toshiba	6,585	47	7,549	56	14,805	52	15,782	56
Total revenue	$13,974	100%	$13,375	100%	$28,733	100%	$28,163	100%

License fee revenue by channel and as a percent of total license fee revenue:
Direct and other distributors	$1,573	30%	$345	8%	$2,573	24%	$1,705	16%
Toshiba	3,589	70	4,220	92	8,110	76	8,854	84
Total license fee revenue	$5,162	100%	$4,565	100%	$10,683	100%	$10,559	100%

Maintenance and services revenue by channel and as a percent of total maintenance and services revenue:
Direct and other distributors	$5,288	65%	$5,219	62%	$10,432	61%	$10,287	61%
Toshiba	2,877	35	3,152	38	6,537	39	6,645	39
Total maintenance and services revenue	$8,165	100%	$8,371	100%	$16,969	100%	$16,932	100%

Revenue by geography:
United States	$9,313		$8,995		$18,957		$18,679
Europe	2,709		2,352		5,390		5,015
Asia and Pacific	1,182		795		2,786		2,143
Other foreign	770		1,233		1,600		2,326
Total revenue	$13,974		$13,375		$28,733		$28,163
Export revenue as a percent of total revenue:	33%		33%		34%		34%

Reconciliation from GAAP results to adjusted EBITDA (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Adjusted EBITDA (in thousands):
Operating loss	$(1,755)	$(4,959)	$(2,931)	$(5,912)
Equity-based compensation	639	982	2,126	1,974
Depreciation and amortization of
property and equipment	814	1,260	1,741	2,545
Amortization of identified intangibles	90	90	180	246
Asset impairment	-	3,147	-	3,147
Adjusted EBITDA	$(212)	$520	$1,116	$2,000

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